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                   CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form SB-2 of our report dated October 15, 1999 with respect to our audit of the financial statements of NMXS.Com, Inc., as of December 31, 1998 and for the years ended December 31, 1998 and 1997 and the amounts for each of the years ended December 31, 1998, 1997 and 1996 included in the cumulative amounts for the period from April 2, 1996 (inception) through December 31, 1998, and to the reference to our firm under the caption "Experts" in the prospectus.


                                       RICHARD A. EISNER & COMPANY, LLP


Florham Park, NJ
February 10, 2000